Exhibit 99.1

Nexstar Broadcasting ENTERS INTO DEFINITIVE AGREEMENTS to Acquire

TWO STATIONS IN ACCRETIVE TRANSACTIONs FOR $19.45 MILLION

Acquisitions Complement Existing Nexstar Broadcast and Digital

Services in the Springfield, MO and Huntsville, AL Markets

IRVING, Texas (August 2, 2018) – Nexstar Media Group, Inc. (Nasdaq: NXST) (“Nexstar” or “the Company”) announced today that its subsidiary, Nexstar Broadcasting, Inc., has entered into definitive agreements with KRBK LLC to acquire KRBK-TV, the FOX affiliate serving Springfield, Missouri (DMA #75), and with Huntsville TV LLC to acquire WHDF-TV, the CW affiliate serving Huntsville, Alabama (DMA #80) for an aggregate purchase price of $19.45 million, plus certain price adjustments and capital expenditure requirements. The proposed transactions are expected to be immediately accretive to Nexstar’s operating results upon closing. The Company intends to finance the station acquisitions with cash from operations and borrowings under its senior credit facilities.

KRBK-TV and WHDF-TV complement the existing programming and marketing solutions and services delivered to viewers and advertisers in Springfield and Huntsville by stations and digital platforms owned by Nexstar, or with whom Nexstar has a local service agreement, including WZDX-TV (FOX), WAMY-TV (MyNet), KOLR-TV (CBS) and KOZL-TV (MyNet), as well as rocketcitynow.com and ozarksfirst.com. Pursuant to local marketing agreements, Nexstar began operating WHDF-TV on July 15, 2018 and KRBK-TV on August 1, 2018. The transactions are subject to FCC and other customary approvals, and are expected to close in the fourth quarter of 2018.

Commenting on the agreement, Tim Busch, President of Nexstar Broadcasting, Inc. said, “Nexstar remains opportunistic in expanding our broadcast and digital platform by pursuing strategically and financially compelling growth opportunities that further enhance our overall competitive position and free cash flow. The acquisitions of KRBK-TV and WHDF-TV will allow Nexstar to generate incremental advertising and net retransmission consent revenue growth without increasing our total U.S. television household reach. In addition, the transactions are EBITDA leverage-neutral on a pro-forma basis, and the purchase price represents a highly attractive multiple of the pro forma contribution to Nexstar’s operating results, given the operating synergies and anticipated elevated levels of advertising and distribution revenues.

“Importantly, as our organization grows, we continue to simultaneously expand our support of the evolving needs and interests of our local viewers, hometown businesses and community organizations that we proudly serve each day. We remain committed to Nexstar’s rich tradition of local programming excellence and community orientation at both stations and look forward to delivering more exceptional primetime, syndicated, sports and local news programming to Springfield and Huntsville viewers.”

About Nexstar Media Group, Inc.

Nexstar Media Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 171 television stations and related digital multicast signals reaching 100 markets or approximately 39% of all U.S. television households. Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities. For more information please visit www.nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of acquired television stations and digital businesses (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the SEC.

Contact:

Thomas E. Carter

Chief Financial Officer

Nexstar Broadcasting Group, Inc.

972/373-8800

Joseph Jaffoni or Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

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